Exhibit 99.1
Exterran Partners Agrees to Acquire Additional Assets from
Exterran Holdings and Receives Commitment for New Asset-Backed
Securitization Facility
HOUSTON, October 5, 2009 — Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today announced a transaction between the two parties and a financing commitment for a new asset-backed securitization facility for Exterran Partners.
Exterran Partners has agreed to acquire contracts serving 18 customers from Exterran Holdings and its affiliates, together with approximately 900 compressor units used to provide compression services under those contracts, comprising approximately 273,000 horsepower. The transaction will include approximately 6% (by available horsepower) of the combined U.S. contract operations business of Exterran Holdings and Exterran Partners. The transaction, which is subject to standard closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, is expected to close in November 2009.
The total value of the transaction is approximately $144 million, including estimated transaction costs. In funding the transaction, Exterran Partners intends to borrow approximately $58 million under a new asset-backed securitization facility and issue approximately $86 million of new equity to Exterran Holdings, comprised of approximately 4.74 million common units and approximately 97,000 general partner units.
Exterran Partners has received a financing commitment for a new $150 million asset-backed securitization facility, to be arranged by Wells Fargo Securities, LLC and provided by Wachovia Bank, N.A., a wholly-owned subsidiary of Wells Fargo & Company. This facility, which will mature in 2013, is expected to provide debt capacity to help fund this and future acquisition transactions. Interest payable on this new facility is expected to accrue at a variable rate of one month LIBOR plus 3.5%. Exterran Partners will be required to enter into fixed interest rate swaps with respect to at least 85% of outstanding borrowings under this facility.
“We are pleased with this transaction, which we believe will enhance Exterran Partners’ distributable cash flow and strengthen its financial position, while the new securitization facility will diversify and expand the capacity of its debt structure and extend its debt maturity profile,” said David S. Miller, Chief Financial Officer of Exterran Partners’ managing general partner. “The transaction is expected to expand Exterran Partners’ contract operations fleet to comprise approximately 31%, by available horsepower, of the combined Exterran Holdings and Exterran Partners U.S. contract operations business. We believe this acquisition will strengthen Exterran Partners’ market position as a leading provider of compression services in the United States, second only to Exterran Holdings as measured by both operating and available horsepower.”

“We believe that Exterran Holdings will benefit from its continued ownership interest in Exterran Partners and continue to expect to offer the balance of Exterran Holdings’ U.S. contract operations business to Exterran Partners over time,” added J. Michael Anderson, Senior Vice President and Chief Financial Officer of Exterran Holdings. “Exterran Holdings expects to use a portion of the transaction proceeds to enhance its capital position through the reduction of debt.”
In connection with and upon closing of the transaction, the omnibus agreement between Exterran Partners and Exterran Holdings will be amended to reflect adjustments in the cap on selling, general and administrative costs allocable from Exterran Holdings to Exterran Partners based on such costs incurred by Exterran Holdings on behalf of Exterran Partners from $6.0 million per quarter to $7.6 million per quarter while the cap on operating costs will remain at $21.75 per horsepower per quarter. These caps will be extended for one year and will now terminate on December 31, 2010, unless otherwise extended.
The board of directors of the general partner of Exterran Partners approved the transaction based on a recommendation from its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.
About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in over 30 countries.
Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States. Exterran Holdings indirectly owns a majority interest in Exterran Partners.
For more information, visit www.exterran.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to statements regarding the ability of the Companies to complete their proposed transaction and the expected timing of the closing of the transaction; Exterran Partners’ expected means of financing the transaction, including the availability and terms of the expected financing; the expected benefits of the transaction to Exterran Holdings and Exterran Partners; and Exterran Holdings’ intention to continue to offer the balance of its U.S. contract operations assets to Exterran Partners.
While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in the capital and financial markets that impact the effect of the drop-down of additional assets to Exterran Partners; local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; as to each of the Companies, the performance of the other entity; the results of the review of the proposed transaction by regulatory agencies and the failure to satisfy various other conditions to the closing of the transaction; the satisfaction of the conditions under Exterran Partners’ financing commitment letter and changes in equity and debt markets impacting the ability of Exterran Partners to finance the transaction in the manner contemplated.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2008, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2008, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297
SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.